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                                  United States
                       Securities and Exchange Commission
                             Washington, D.C. 20549


              ----------------------------------------------------


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 20, 2002




                          HOUSTON AMERICAN ENERGY CORP.
             (Exact name of registrant as specified in its charter)



                                    Delaware
                 (State or other jurisdiction of incorporation)

                000-33027                               76-0675953
        (Commission File Number)            (IRS Employer Identification No.)

   801 Travis, Suite 2020, Houston, Texas                  77002
  (Address of principal executive offices)              (Zip Code)


                                 (713) 222-6966
              (Registrant's telephone number, including area code)


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Item 5. Other Events and Regulation FD Disclosure.


     On September 20, 2002, Millennium Seismic, Inc., a Texas corporation ("Millennium"), filed a petition in the district courts of Harris County, Texas against Houston American Energy Corp., a Delaware corporation (the "Registrant"), and John F. Terwilliger, the Registrant's sole director and executive officer. The filing of the petition relates to the agreements Millennium and the Registrant entered into on July 19, 2002, which include:

     (i) An Exchange Agreement whereby Millennium acquired 1,000,000 shares of the Registrant's common stock, par value $0.001 per share, in exchange for Millennium's issuance to the Registrant of a no fee License Agreement for Use of Proprietary Data (the "License") relating to the Registrant's utilization of Millennium's seismic data (the "Data");

     (ii) the License;

     (iii) A Stock Purchase Warrant (the "Warrant") granting Millennium the right to purchase, until July 19, 2004, up to 750,000 additional shares of the Registrant's common stock at a purchase price of $1.00 per share; and

     (iv) A Registration Rights Agreement, whereby the Registrant granted Millennium certain rights to "piggyback" any shares of the Registrant's common stock owned by Millennium on any registration under the Securities Act of 1933, as amended, of the Registrant's common stock or any other shares of the capital stock of the Registrant.

The Exchange Agreement, the License, the Warrant, and the Registration Rights Agreement (collectively, the "Transaction Documents") are set forth as Exhibits 2.1, 2.2, 2.3, and 2.4 to the Form 8-K filed by the Registrant on July 23, 2002.

     The causes of action alleged in the petition by Millennium include violations of the federal securities laws, violations of the Texas Securities Act, common law fraud and breach of contract. According to the petition, Millennium (i) desires to rescind each of the Transaction Documents in exchange for Millennium's return of the 1,000,000 shares of the Registrant's common stock, and (ii) asks the Court to award Millennium (a) all actual, incidental and consequential damages resulting form the various claims, (b) reasonable and necessary attorneys' fees, (c) pre- and post-judgment interest, (d) costs of court, and (e) any further relief to which Millennium may be entitled.

     Millennium indicates that each of the causes of action alleged in the petition arise out of or are related to the memorandum of understanding the Registrant entered into with Nettlecombe Oil Company, Inc. ("Nettlecombe") on August 27, 2002 (the "Memorandum of Understanding"). The petition alleges that the Registrant is attempting to assign or sublicense its rights under the License to Nettlecombe in violation of the terms of the License. The petition alleges that Millennium was fraudulently induced into executing the Transaction Documents because the Registrant failed to disclose the potential transaction with Nettlecombe and, had Millennium known of such a possibility, Millennium would not have entered into any of the Transaction Documents. Millennium further alleges that the Memorandum of Understanding violates the


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License's requirements that the Registrant maintain the confidential nature of any Data provided in accordance with the License.

     The Registrant believes that Millennium's allegations are unsupported by credible evidence and the Registrant and Mr. Terwilliger fully intend to defend themselves. As of the date of the filing of this Form 8-K, despite the Registrant's numerous requests, Millennium has failed to provide the Registrant with the Data to which it is legally entitled under the License. The Registrant intends to file an answer to the petition containing counterclaims based on Millennium's failure to fulfill its obligations under the License and the damages suffered by the Registrant and Mr. Terwilliger as a result of such failure and Millennium's filing of the petition. The Registrant and Mr. Terwilliger will rigorously pursue such counterclaims in order to enforce Millennium's obligations under the Transaction Documents and to obtain all damages to which the Registrant and Mr. Terwilliger are legally entitled. There can be no assurance as to the amount of time it will take to resolve the claims of this lawsuit or the degree of any adverse effect the lawsuit may have on the Registrant and its financial condition and results of operations.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2002                HOUSTON AMERICAN ENERGY CORP.



                                        By /s/ John F. Terwilliger
                                          ------------------------------------
                                           John F. Terwilliger, President


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